Exhibit 99.1

PRESS RELEASE

AbbVie to Acquire Landos Biopharma, Further Strengthening its Portfolio in Inflammatory and Autoimmune Diseases

–	Landos’ lead asset, NX-13, is a first-in-class, oral NLRX1 agonist in Phase 2 for the treatment of ulcerative colitis (UC)

NORTH CHICAGO, Ill. and NEW YORK, N.Y. March 25, 2024 – AbbVie Inc. (NYSE: ABBV) (“AbbVie”) and Landos Biopharma, Inc. (NASDAQ: LABP) (“Landos”) today announced a definitive agreement under which AbbVie will acquire Landos, a clinical stage biopharmaceutical company focused on the development of novel, oral therapeutics for patients with autoimmune diseases. Landos’ lead investigational asset is NX-13, a first-in-class, oral NLRX1 agonist (a member of the NOD-like receptor family) with a bimodal mechanism of action (MOA), which is anti-inflammatory and facilitates epithelial repair.

“With this acquisition, we aim to advance the clinical development of NX-13, a differentiated, first-in-class, oral asset with the potential to make a difference in the lives of people living with ulcerative colitis and Crohn’s disease,” said Roopal Thakkar, M.D., senior vice president, chief medical officer, global therapeutics, AbbVie.

“This announcement is a testament to Landos’ talented team and their commitment to our mission of creating oral treatments that can address a therapeutic gap,” said Gregory Oakes, president and chief executive officer, Landos. “NX-13 and its bimodal MOA have the potential to provide a novel approach to the treatment of ulcerative colitis and Crohn’s disease. With AbbVie’s therapeutic area leadership and expertise in global development, they are the right company to further advance NX-13.”

NLRX1 regulates immunometabolism and inflammation, and its activation impacts multiple mechanisms of inflammatory bowel disease (IBD) pathogenesis. The randomized controlled Phase 2 NEXUS clinical trial evaluating NX-13 in UC is currently enrolling patients in the United States and Europe (NCT05785715).

Under the terms of the agreement, AbbVie will acquire Landos at a price of $20.42 per share in cash upon closing, or approximately $137.5 million in the aggregate, plus one non-tradable contingent value right per share with a value of up to $11.14 per share, or approximately an additional $75 million in the aggregate, subject to the achievement of a clinical development milestone. The proposed transaction is expected to close in the second calendar quarter of 2024, subject to customary closing conditions, including approval by Landos’ stockholders.

About the NEXUS Study

NEXUS is a Phase 2 proof-of-concept clinical trial evaluating NX-13 in patients with moderate to severe UC. NEXUS is a randomized, multicenter, double-blind, placebo-controlled, multiple dose, 12-week induction study evaluating 80 patients with moderate to severe UC with a long-term extension (LTE) period. All subjects will be randomized to receive either 250 mg or 750 mg immediate release NX-13, or placebo. The primary objective of the trial will be to evaluate the clinical efficacy, safety and pharmacokinetics of oral NX-13 versus placebo (NCT05785715 ClinicalTrials.gov).

Advisors

AbbVie’s legal advisor is Paul, Weiss, Rifkind, Wharton & Garrison LLP. Landos’ financial advisor is Jefferies LLC and Cooley LLP is serving as legal advisor.

About AbbVie

AbbVie’s mission is to discover and deliver innovative medicines and solutions that solve serious health issues today and address the medical challenges of tomorrow. AbbVie strives to have a remarkable impact on people’s lives across several key therapeutic areas – immunology, oncology, neuroscience, and eye care – and products and services in AbbVie’s Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on LinkedIn, Facebook, Instagram, X (formerly Twitter), and YouTube.

About Landos Biopharma

Landos Biopharma is a clinical stage biopharmaceutical company focused on the development of first-in-class, oral therapeutics for patients with autoimmune diseases. Its mission is to create safe and effective oral treatments that address the therapeutic gap in the current treatment paradigm.

Landos has a portfolio of novel targets anchoring two libraries of immunometabolic modulation pathways, including four potentially first-in-class, once-daily, oral therapies targeting multiple indications in the immunology space.

Landos is currently focused on advancing the clinical development of NX-13 in UC. Landos initiated the NEXUS Phase 2 proof-of-concept trial (NCT05785715) in the second quarter of 2023 and plans to report topline results in the fourth quarter of 2024.

For more information, please visit www.landosbiopharma.com.

No Offer or Solicitation

This press release is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

Some statements in this news release, and documents referred to in this news release, are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie and Landos caution that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the satisfaction (or waiver) of the conditions to the consummation of the proposed transaction, including with respect to the adoption of the definitive agreement by the stockholders of Landos and required regulatory approvals, (iii) potential delays in consummating the proposed transaction, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, (v) the effect of the announcement or pendency of the proposed transaction on Landos’ business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of the parties and potential difficulties in Landos’ employee retention as a result of the proposed transaction, (vii) risks related to diverting management’s attention from Landos’ ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against the parties or their respective directors or officers related to the proposed transaction, (ix) challenges to intellectual property, (x) competition from other products, (xi) difficulties inherent in the research and development process, (xii) adverse litigation or government action, and (xiii) changes to laws and regulations applicable to the industries of the parties. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s and Landos’ operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2023 Annual Report on Form 10-K which has been filed with the Securities and Exchange Commission, as updated by its subsequent Quarterly Reports on Form 10-Q and Item 1A, “Risk Factors,” of Landos’ 2023 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its subsequent Quarterly Reports on Form 10-Q. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and neither AbbVie nor Landos undertakes any obligation, and each specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, Landos will be filing relevant documents with the SEC, including preliminary and definitive proxy statements on Schedule 14A relating to the proposed transaction. The definitive proxy statement will be sent to Landos’ stockholders in connection with the proposed transaction. This news release is not a substitute for the proxy statement or any other document that may be filed by Landos with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at Landos’ special stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Landos’ proxy statement. Investors and security holders will be able to obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on Landos’ website at https://ir.landosbiopharma.com, or by contacting Landos at ir@landosbiopharma.com.

Participants in the Solicitation

Landos and certain of its directors, executive officers and employees and other persons may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed acquisition. Information regarding the interests of Landos’ directors and executive officers and their ownership of Landos’ stock is set forth in Landos’ proxy statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 19, 2023. Additional information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Landos’ shareholders in connection with the proposed acquisition and any direct or indirect interests they may have in the proposed acquisition will be set forth in Landos’ definitive proxy statement for its special shareholder meeting when it is filed with the SEC. To the extent that Landos’ directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the “as of” date indicated in the 2023 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedule 13D filed with the SEC.

AbbVie Contacts

Media: Lindsay Cangemi lindsay.cangemi@abbvie.com	Investors: Liz Shea liz.shea@abbvie.com

Landos Contacts

Media/Investors: Rebecca Mosig info@landosbiopharma.com